UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 20, 2010
G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
As previously announced, on December 18, 2009, the registrant gave notice to the holders of its 8.40% Senior Notes due 2010 (the “Notes”) of voluntary prepayment of such notes on January 20, 2010 (the “Prepayment Date”). The principal balance of such Notes was $7,142,857. As a result of such notice, the Notes became due and payable on the Prepayment Date pursuant to the Note Purchase Agreement (“Note Purchase Agreement”) dated as of July 20, 2000 among the registrant and the holders of the Notes. The Notes were paid in full on the Prepayment Date and as a result there is no further indebtedness outstanding pursuant to the Note Purchase Agreement. The other terms respecting prepayment of the Notes were as previously disclosed by the registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC.
Date: January 20, 2010	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary